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                                                            EXHIBIT NO. 99.1(e)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS High Yield Fund shall be redesignated as MFS High Income Advantage Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this 30th day of April, 2002.

JOHN W. BALLEN
----------------------------           ----------------------------
John W. Ballen                         Kevin R. Parke
8 Orchard Road                         33 Liberty Street
Southborough MA 01772                  Concord MA 01742


LAWRENCE H. COHN                       LAWRENCE T. PERERA
----------------------------           ----------------------------
Lawrence H. Cohn                       Lawrence T. Perera
45 Singletree Road                     18 Marlborough Street
Chestnut Hill MA 02167                 Boston MA 02116


SIR J. DAVID GIBBONS                   WILLIAM J. POORVU
----------------------------           ----------------------------
Sir J. David Gibbons                   William J. Poorvu
"Leeward"                              975 Memorial Drive  Apt. 710
5 Leeside Drive                        Cambridge MA 02138
"Point Shares"
Pembroke, Bermuda HM 05


WILLIAM R. GUTOW
----------------------------           ----------------------------
William R. Gutow                       Jeffrey L. Shames
3 Rue Dulac                            38 Lake Avenue
Dallas TX 75230                        Newton MA 02459


J. ATWOOD IVES                         J. DALE SHERRATT
----------------------------           ----------------------------
J. Atwood Ives                         J. Dale Sherratt
17 West Cedar Street                   86 Farm Road
Boston MA 02108                        Sherborn MA 01770


ABBY M. O'NEILL                        ELAINE R. SMITH
----------------------------           ----------------------------
Abby M. O'Neill                        Elaine R. Smith
200 Sunset Road                        75 Scotch Pine Road
Oyster Bay NY 11771                    Weston MA 02493


                                       WARD SMITH
                                       ----------------------------
                                       Ward Smith
                                       36080 Shaker Blvd.
                                       Hunting Valley OH 44022